                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                   FORM 8-K/A1

                               Amendment No. 1 to
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):   May 31, 1996
                                                         -------------------
                          Century Communications Corp.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     1-9676
                               --------------------
                            (Commission File Number)

                New Jersey                                     06-1158179
      ----------------------------------                 -----------------------
           (State other jurisdiction                        (I.R.S. Employer
       of incorporation or organization)                  Identification Number)

              50 Locust Avenue
           New Canaan, Connecticut                                  06840
      ----------------------------------                 -----------------------
           (Address of principal                                 (Zip Code)
             executive offices)



Registrant's telephone number, including area code     (203) 972-2000
                                                     -------------------


- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                               Page 1 of 24 Pages

                            Exhibit Index on Page 23

Item 2. Acquisition or Disposition of Assets

        (a) On May 31, 1996, Century Communications Corp. (the "Company") acquired from ML Media Partners, L.P. (the "Seller") cable television systems serving Anaheim, Hermosa Beach/Manhattan Beach, Fairfield and Rohnert Park/Yountville, California (collectively, the "Systems") for an aggregate purchase price of approximately $287.3 million (subject to further adjustment) in cash. The purchase price was determined by arms'-length negotiations between the parties and was funded by available bank lines of credit with Citibank, N.A., as agent. At May 31, 1996, such systems served an aggregate of approximately 139,000 primary basic subscribers. The Company and the Seller, through their respective subsidiaries, jointly own (50% each) a joint venture that operates cable television systems and radio stations in Puerto Rico.

        (b) The assets of the Seller acquired by the Company consisted of those assets related to the operation of the business of the Systems. The primary tangible assets acquired were the property, plant and equipment used to provide cable television services. The Company will continue to use such assets in the manner in which they were previously used by the Seller.

Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.

        The following combined financial statements for the ML California Cable Division of the Seller, which includes the Systems (the "Division"), are filed as part of this Current Report on Form 8-K:

                                                                                   Page
                                                                                  ------
Independent Auditors' Report                                                        F-1

Combined Balance Sheets - as of December 30, 1994, December 29, 1995,
and March 29, 1996 (unaudited)                                                 F-2

Combined Statements of Operations and Divisional Equity (Deficit) - for the
years ended December 30, 1994 and December 29, 1995 and the three months ended
March 31, 1995 and March 29, 1996 (unaudited)                                       F-3

Combined Statements of Cash Flows - for the years ended December 30, 1994 and
December 29, 1995 and the three months ended March 31, 1995 and March 29, 1996
(unaudited)                                                                         F-4

Notes to Combined Financial Statements - for the years ended December 30, 1994 and December 29, 1995 and the three months ended March 31, 1995 and March 29,
1996 (unaudited)                                                                    F-5

(b)     Pro Forma Financial Information.

        The following pro forma combined financial statements for Century Communications Corp. and Subsidiaries are filed as part of this Current Report on Form 8-K:

                                                                                   Page
                                                                                   ----
Pro Forma Combined Financial Statements                                             F-13

Pro Forma Combined Balance Sheet - as of February 28, 1996                          F-14

Pro Forma Combined Statement of Operations - for the year ended May 31, 1995        F-15

Pro Forma Combined Statement of Operations - for the nine months ended February
28, 1996                                                                            F-16

Notes to Pro Forma Combined Financial Statements                                    F-17



(c)     Exhibits.

        The following exhibit is filed as part of this Current Report on Form
8-K:

23      Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' REPORT

ML Media Partners, L.P.:

We have audited the accompanying combined balance sheets of ML California Cable Division (the "Division"), a division of ML Media Partners, L.P. as of December 29, 1995 and December 30, 1994 and the related combined statements of operations and division equity (deficit), and of cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Division as of December 29, 1995 and December 30, 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, on May 31, 1996, substantially all of the Division's assets were sold to Century Communications Corp. and a portion of the proceeds of the sale were utilized to pay off all of its existing indebtedness under its Revised ML California Credit Agreement, as amended.


Deloitte & Touche LLP
Stamford, CT.

May 31, 1996

ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

COMBINED BALANCE SHEETS
DECEMBER 30, 1994, DECEMBER 29,1995 AND MARCH 29, 1996 (Unaudited)
- --------------------------------------------------------------------------------

                                                                                                                        (Unaudited)
                                                                                December 30,       December 29,           March 29,
                                                                                    1994              1995                  1996
                                                                                                 (In thousands)
ASSETS
Cash                                                                           $     728            $   4,742             $   7,009
Short-term investments held by agent                                               6,000
Accounts receivable - net of allowance for
  doubtful accounts of $188, $240 and $270
  in 1994, 1995 and  March 31, 1996,
  respectively                                                                     1,196                1,119                   770
Prepaid and other assets                                                           4,936                5,824                 4,952
Property, plant and equipment - net                                               56,636               49,403                47,479
Goodwill, net of accumulated amortization
  of $7,781, $8,755 and $8,999 in 1994, 1995
  and March 31, 1996, respectively                                                31,177               30,203                29,960
Cable television franchises, net of
  accumulated amortization of $56,271,
  $61,809 and $63,197 in 1994, 1995 and
  March 31, 1996, respectively                                                    17,661               12,374                10,988
Other assets - net                                                                 2,088                2,224                 2,178
                                                                               ---------            ---------             ---------
                                                                               $ 120,422            $ 105,889             $ 103,336
                                                                               =========            =========             =========
LIABILITIES AND DIVISION EQUITY (DEFICIT)

Accounts payable and accrued expenses                                          $   9,172            $   6,395             $   4,950
Customers' deposits and prepayments                                                  493                  514                   492
Due to ML Media Partners, L.P.                                                     5,111                6,407                 6,725
Notes payable                                                                    103,857               92,732                91,955
                                                                               ---------            ---------             ---------
                                                                                 118,633              106,048               104,122
COMMITMENTS AND CONTINGENCIES
   (See Note 9)

DIVISION EQUITY (Deficit)                                                          1,789                 (159)                 (786)
                                                                               ---------            ---------             ---------
                                                                               $ 120,422            $ 105,889             $ 103,336
                                                                               =========            =========             =========


See notes to combined financial statements.

ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

COMBINED STATEMENTS OF OPERATIONS AND DIVISION EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 29, 1995 AND
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 29, 1996 (Unaudited)
- --------------------------------------------------------------------------------

                                                                                                 (Unaudited)
                                                          December 30,    December 29,      March 31,       March 29,
                                                             1994             1995            1995            1996
                                                                                 (In thousands)

SERVICE INCOME                                             $ 54,689        $ 56,729        $ 13,589        $ 14,297
                                                           --------        --------        --------        --------
COSTS AND EXPENSES:

  Cost of services                                           16,187          17,130           4,208           4,289
  Selling, general and administrative                        11,906          10,069           2,713           2,969
  Management fees and expenses                                3,406           3,904             976             986
  Depreciation and amortization                              18,186          17,990           4,693           4,491
                                                           --------        --------        --------        --------
                                                             49,685          49,093          12,590          12,735
                                                           --------        --------        --------        --------
OPERATING INCOME                                              5,004           7,636             999           1,562

INTEREST EXPENSE                                              6,613           9,584           2,213           2,189
                                                           --------        --------        --------        --------
NET LOSS                                                     (1,609)         (1,948)         (1,214)           (627)

DIVISION EQUITY (DEFICIT) -
  beginning of year                                           3,398           1,789           1,789            (159)
                                                           --------        --------        --------        --------
DIVISION EQUITY (DEFICIT) -
  end of period                                            $  1,789        $   (159)       $    575        $   (786)
                                                           ========        ========        ========        ========


See notes to combined financial statements.

ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 29, 1995 AND
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 29, 1996 (Unaudited
- --------------------------------------------------------------------------------


                                                                                                                   (Unaudited)
                                                                          December 30,     December 29,     March 31,      March 29,
                                                                              1994             1995           1995           1996
                                                                                                 (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $ (1,609)       $ (1,948)       $ (1,214)        $  (627)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Provision for doubtful accounts                                             (43)             52              21              32
    (Gain) loss on disposal of assets                                          (122)             21
    Depreciation and amortization                                            18,186          17,990           4,693           4,491
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                                  2              25            (403)            319
      (Increase) decrease in prepaid and other assets                        (1,005)           (888)            596             872
      Increase in intangibles and other assets                               (1,431)           (582)         (1,079)            (14)
      Increase (decrease) in accounts payable and
        accrued expenses                                                      1,408          (2,264)         (1,202)         (1,407)
      Increase (decrease) in customers' deposits
        and prepayments                                                        (367)             21              41             (22)
      Increase in amounts due to ML Media
        Partners, L.P.                                                        1,789           1,296              26             318
                                                                            -------         -------          ------          -------
            Net cash provided by operating activities                        16,808          13,723           1,479           3,962
                                                                            -------         -------          ------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                       (6,305)         (4,612)           (960)           (918)
  Proceeds from disposal of assets                                              243              28
                                                                            -------         -------          ------          -------
            Net cash used in investing activities                            (6,062)         (4,584)           (960)           (918)
                                                                            -------         -------          ------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term borrowings                                          (13,518)        (11,125)         (2,004)           (777)
                                                                            -------         -------          ------          -------
            Net cash used in financing activities                           (13,518)        (11,125)         (2,004)           (777)
                                                                            -------         -------          ------          -------
NET (DECREASE) INCREASE IN CASH                                              (2,772)         (1,986)         (1,485)          2,267

CASH AND SHORT-TERM INVESTMENTS
  HELD BY AGENT - beginning of year                                           9,500           6,728           6,728           4,742
                                                                            -------         -------          ------          -------
CASH AND SHORT-TERM INVESTMENTS
   HELD BY AGENT - end of year                                              $ 6,728         $ 4,742          $5,243          $7,009
                                                                            =======         =======          ======          =======

See notes to combined financial statements

ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 30, 1994, DECEMBER 29, 1995 AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 29,1996 (UNAUDITED AS TO MARCH 31, 1995 AND MARCH 29, 1996)

- --------------------------------------------------------------------------------


1.   THE DIVISION

     ML California Cable Division (the "Division") includes the California Cable television systems (the "Cable Systems") of ML Media Partners L.P. (the "Partnership") and the cable television franchise licenses held by ML California Associates, a partnership formed between the Partnership and Media Management Partners, the general partner of the Partnership. The Division was formed to acquire, own, maintain and operate cable television systems in California. The capital contributed to the Division consisted of the equity of the former ML California Cable Corporation ("Cable Corp.") which was a wholly-owned subsidiary of the Partnership prior to its liquidation into the Partnership on December 30, 1986. Cable Corp. transferred all of its assets, except its Federal Communication Commission ("FCC") licenses for the cable television franchises, and liabilities to the Partnership upon such liquidation. The licenses were transferred to ML California Associates for the purpose of holding the licenses, for the unrestricted use of the Cable Systems.

     In January 1994, the Partnership engaged Merrill Lynch & Co. and Daniels & Associates to act as the Partnership's financial advisors in connection with a possible sale of all or a portion of the Division.

     On November 28, 1994, the Partnership entered into an agreement (the "Asset Purchase Agreement") with Century Communications Corp. ("Century") to sell to Century substantially all of the Division's assets used in the operations of the cable systems serving the Anaheim, Hermosa Beach/Manhattan Beach, Robert Park/Yountville and Fairfield communities. On May 31, 1996, after satisfaction of certain conditions, including obtaining approvals from the FCC and the municipal authorities issuing the franchises for the systems, the Partnership sold substantially all of the Division's assets to Century for approximately $287,300,000, which is subject to further adjustment as provided for in the Asset Purchase Agreement. A portion of the proceeds from this sale were utilized by the Division to pay off all of its existing indebtedness under its Revised ML California Credit Agreement, as amended (See Note 6).

2.   SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The combined financial statements include only those assets, liabilities and results of operations which relate to the business of the Division. The combined financial statements do not include any assets, liabilities or operations attributable to the Partnership's or the Partners' individual activities.

     The fiscal year of the Division ends on the last Friday of each calendar year.

     MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     REVENUE RECOGNITION - Service income includes earned subscriber service revenues and charges for installation and connections. Subscriber services paid for in advance are recorded as income when earned.

     SHORT-TERM INVESTMENTS HELD BY AGENT - Short-term investments held by agent at December 30, 1994 represents investments with maturities of less than 30 days.

     GOODWILL - Goodwill represents the excess of purchase price over the values assigned to the tangible and intangible assets acquired and is being amortized using the straight-line method over 40 years. Amortization expense for each of the years ended December 30, 1994 and December 29, 1995 was approximately $974,000 and for the three months ended March 31, 1995 and March 29, 1996 was approximately $244,000.

     VALUATION OF INTANGIBLE ASSETS - The Division, on an annual basis, undertakes a review and valuation of the net carrying value, recoverability and write-off of all categories of its intangible assets. The Division in its valuation considers current market values of its properties, competition, prevailing economic conditions, government policy including taxation, and the Division's and the industry's historical and current growth patterns, as well as the recoverability of the cost of its intangible assets based on a comparison of estimated undiscounted operating cash flows.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment from acquisitions are recorded at their fair values based upon an independent appraisal at the date of acquisition. Property, plant and equipment additions are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

              Buildings                                    20-30 years
              Cable television transmission and
                distribution systems and related equipment  3-12 years
              Miscellaneous equipment and furniture and
                fixtures                                    3-7  years

     Initial subscriber connection costs are capitalized and included as part of the distribution systems. Costs related to disconnects and reconnects are expensed as incurred. Expenditures for maintenance and repairs are charged to cost of services as incurred. Betterments, replacement equipment and additions are capitalized and depreciated over the remaining life of the assets.

     CABLE TELEVISION FRANCHISES - Cable television franchise rights from cable television acquisitions are recorded at their fair values based upon an independent appraisal. Such amounts are amortized over the weighted-average useful lives of the franchises (6-15 years) using the straight-line method.

     Amortization expense for the years ended December 30, 1994 and December 29, 1995 was $5,526,000 and $5,538,000 and for the three months ended March 31, 1995 and March 29, 1996 was $1,383,000 and $1,388,000, respectively.

     OTHER ASSETS - Other assets includes deferred financing costs which are amortized over the life of the outstanding debt (10 years) using the straight-line method and organization costs which are amortized over the average lives of the franchises (13 years) using the straight-line method.

     Additionally, the Division has funds in certain escrow accounts which are included in other assets on the balance sheet at December 30, 1994, December 29, 1995 and March 29, 1996. In 1994, the Division deposited certain funds in an escrow account in accordance with the Division's agreement with the Cable Telecommunications Joint Powers Agency ("CTJPA"). Such funds are to be held for the benefit of CTJPA's subscribers pending determination of the Division's potential need to make refunds to the subscribers in connection with rate re-regulation. The balance of such escrow account as of March 29, 1996 was $828,258, including related interest. In the first quarter of 1995, the Division was required to deposit $680,000 in another escrow account pursuant to an agreement with the City of Fairfield, California to be held for the benefit of the City of Fairfield's subscribers pending determination of the Division's potential need to make refunds to the subscribers in connection with rate re-regulation. The balance of such escrow account as of March 29, 1996 was $177,974, including related interest. Management currently believes that under the FCC's existing decisions, the most material issues in the Division's rate cases should ultimately be decided in a manner predominantly favorable to the Division. Total funds deposited in the escrow accounts and recorded in other assets by the Division totaled approximately $790,731, $1,027,413 and $1,037,590 as of December 30, 1994,
     December 29, 1995, and March 29, 1996, respectively.

     INCOME TAXES - No provision or benefit has been made for federal or state income taxes as taxable income or losses of the Division are allocated to the partners for inclusion in their respective income tax returns.

     CONCENTRATIONS OF CREDIT RISK - Financial instruments that potentially subject the Division to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Division's customer base.

     DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying value of the Division's revised ML California Credit Agreement, as amended approximated its fair value at December 30, 1994, December 29, 1995 and March 29, 1996. (See Note 6)

3.   RELATED PARTIES

     The Division has an agreement with the Partnership whereby the Division incurs a management fee for services provided by Media Management Partners. The Division's allocated portion of the management fee aggregated approximately $1,469,000 and $1,275,000 for the years ended December 30, 1994 and December 29, 1995, and $319,000 and $317,000 for the three months ended March 31, 1995 and March 29, 1996, such amounts were included in due to ML Media Partners, L.P.

     The Division has an agreement with MultiVision Cable TV Corp. ("MultiVision"), which is partially owned by an officer of Media Management Partners, whereby MultiVision provides the Division with certain administrative services. The net cost to the Division of such services for the years ended December 30, 1994 and December 29, 1995 was $1,937,000 and $2,630,000 and for the three months ended March 31, 1995 and March 29, 1996 was $657,000 and $668,000, respectively.

     Included in prepaid and other assets at December 30, 1994, December 29, 1995 and March 29, 1996 are receivables of approximately $1,233,000, $2,173,000 and $1,713,459, respectively, due from Multivision resulting from normal funding for the Division's operating activities.

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 30, 1994, December 29, 1995 and March 29, 1996 consists of the following (in thousands):



                                                                                                      (Unaudited)
                                                             December 30,        December 29,           March 29,
                                                                1994                1995                  1996
Land                                                        $   3,121            $   3,121            $   3,121
Buildings and improvements                                      2,781                2,787                2,787
Cable distribution systems and
  equipment                                                   112,206              116,185              117,044
Other                                                           3,581                3,278                3,296
                                                            ---------            ---------            ---------
                                                              121,689              125,371              126,248
Less accumulated depreciation                                 (65,053)             (75,968)             (78,769)
                                                            ---------            ---------            ---------
                                                            $  56,636            $  49,403            $  47,479
                                                            =========            =========            =========


     Depreciation expense for the years ended December 30, 1994, December 29, 1995, and for the three months ended March 31, 1995 and March 29, 1996, was $11,459,000, $11,283,000, $2,927,000 and $2,801,000, respectively.

5.   OTHER ASSETS

     Other assets at December 30, 1994 and December 29, 1995 and March 29, 1996 consists of the following (in thousands):




                                                                                                       (Unaudited)
                                                               December 30,        December 29,          March 29,
                                                                   1994               1995                 1996
Deferred financing costs                                         $ 1,975             $ 1,975             $ 1,975
Organizational costs                                                 159                 159                 159
Other                                                              1,297               1,628               1,642
                                                                 -------             -------             -------
                                                                   3,431               3,762               3,776
Less accumulated amortization                                     (1,343)             (1,538)             (1,598)
                                                                 -------             -------             -------
                                                                 $ 2,088             $ 2,224             $ 2,178
                                                                 =======             =======             =======


     Amortization expense for the years ended December 30, 1994, December 29, 1995, for the three months ended March 31, 1995 and March 29, 1996 was $227,000, $195,000, $142,000 and $60,000, respectively.

6.   NOTES PAYABLE

     On May 15, 1990, the Partnership entered into a $160,000,000 Amended and Restated Credit Agreement (the Revised "ML California Credit Agreement") with a group of banks led by Bank of America National Trust and Savings Association ("Bank of America"). The Revised ML California Credit Agreement is secured by substantially all of the assets of the Cable Systems and two affiliated radio stations, KORG-AM and KEZY-FM (collectively "the Affiliates"). The original bank credit agreement was amended and restated to allow the Partnership to borrow up to $160,000,000 if certain operating levels outlined in the agreement were met. At closing, approximately $137,000,000 was borrowed under the Revised ML California Credit Agreement, with the proceeds used to refinance all outstanding borrowings under the $115,000,000 original bank credit agreement, repay all outstanding borrowings under a $16,500,000 loan of the two affiliated radio stations, repay working capital advances to the Partnership, and pay various refinancing expenses. At December 30, 1994, December 29, 1995 and March 29, 1996, $129,188,000, $120,148,500 and $120,148,500, respectively, was outstanding under the Revised ML California Credit Agreement of which $103,857,000, $92,732,000 and $91,955,000 for December 30, 1994 and
     December 29, 1995 and March 29, 1996, respectively, relates to the Division and $25,331,000, $27,416,500 and $28,193,500 for December 30, 1994 and
     December 29, 1995 and March 29, 1996, relates to the two affiliated radio stations.

     The Revised ML California Credit Agreement was structured as a revolving credit facility through September 30, 1992, at which time all outstanding borrowings under the facility ($150,000,000 as of that date) were converted to a term loan scheduled to fully amortize by September 30, 1999.

     As of September 30, 1994 and December 30, 1994, due in part to the negative impact of rate-reregulation on the operations of the Division, the Affiliates were in default of certain financial covenants contained in the Revised ML California Credit Agreement. These defaults were cured during the first quarter of 1995 (see below). In addition, as of December 30, 1994, the Affiliates expected to be unable to meet during 1995 the principal payment requirements then contained in the Revised ML California Credit Agreement.

     Effective February 23, 1995, the Partnership and the banks entered into a first amendment (the "First Amendment") to the Revised ML California Credit Agreement that provided for reduced principal payments and less restrictive covenants during the first three quarters of 1995. In exchange, the Affiliates paid an amendment fee of $322,969 to the banks and agreed to allow the banks to charge a higher interest rate on outstanding borrowings under the Revised ML California Credit Agreement. (A further fee was due to the lenders if the sale of the Division was not consummated prior to December 29, 1995). Certain other terms of the Revised ML California Credit Agreement were also affected by the First Amendment.

     Pursuant to the Revised ML California Credit Agreement, as amended, a payment of principal in the amount of approximately $13.1 million (the "Principal Payment") became due and payable by the Partnership on December 29, 1995. Since the sale of the Division did not occur by that date, the Partnership was unable to make the entire Principal Payment, but did make a $3,555,000 partial payment. Effective December 29, 1995, the Partnership and the banks entered into a third amendment (the "Third Amendment") to the Revised ML California Credit Agreement that provided for reduced principal payments for the fourth quarter of 1995 and required a new quarterly principal payment of $15,812,500 to be due and payable on April 1, 1996. In addition, the Third Amendment increased the Partnership's cost of borrowing and required the payment of an amendment fee of approximately $323,000. As of March 29, 1996, the Affiliates were in compliance under the Revised ML California Credit Agreement.

     Because the sale of the Division was not consummated by April 1, 1996, the Affiliates were unable to make the entire principal payment of approximately $15.8 million due on that date under the Revised ML California Credit Agreement, as amended, but did make a $2.0 million partial payment. In addition, the Partnership and the banks entered into a fourth amendment on March 29, 1996 to the Revised ML California Credit Agreement, as amended, deferring the due date of the remaining principal payment until May 31, 1996.

     Borrowings under the Revised ML California Credit Agreement originally bore interest at an annual rate equal to, at the Partnership's option, either Bank of America's Reference Rate or an Offshore Rate plus the Applicable Margin, as defined, which ranged from .75% to 1.50% in the case of Reference Rate Loans and from 1.25% to 2.50% in the case of Offshore Rate Loans, depending on the Funded Debt Ratio of the Affiliates.

     All borrowings under the Revised ML California Credit Agreement currently bear interest at floating rates. The overall effective interest rate for the borrowings under the Revised ML California Credit Agreement was approximately 5.83% and 9.55% during the years ended December 30, 1994 and December 29, 1995, respectively. Pursuant to the terms of the First Amendment, the applicable margin was increased for periods following December 31, 1994, to between 2.50% and 2.75% for Offshore Rate Loans and between 1.50% and 1.75% for Reference Rate Loans. Pursuant to the terms of the Third Amendment, dated as of December 29, 1995, to the revised ML California Credit Agreement, the applicable margin was revised for periods following December 29, 1995, to 3.75% for offshore rate loans and 2.75% for reference rate loans.

     The Revised ML California Credit Agreement as amended requires the Borrower to maintain certain minimum ratios and generally restricts the Borrower's rights relating to capital distributions, investments, dispositions, additional indebtedness, mergers, consolidations and capital expenditures.

     The Division sold substantially all of its assets to Century on May 31, 1996 and utilized a portion of the proceeds from the sale to pay off all of its existing indebtedness under the Revised ML California Credit Agreement, as amended (see Note 1). Management believes the carrying value of the Revised California Credit Agreement, as amended, approximated its fair value at December 30, 1994, December 29, 1995 and March 29, 1996.

7.   STATEMENT OF CASH FLOWS

     Cash paid for interest for the years ended December 30, 1994 and December 29, 1995 and for the three months ended March 31, 1995 and March 29, 1996 was approximately $6,287,000, $12,859,000, $3,858,000 and $2,768,000,
     respectively. Property, plant and equipment of approximately $696,000, $184,000, $442,000 and $146,000 was acquired but not paid for as of December 30, 1994, December 29, 1995, March 31, 1995 and March 29, 1996,
     respectively.

8.   PROPERTY TAXES

     The Division filed property tax assessment appeals with various counties in California related to changes in the methods used by assessors to value tangible property and possessory interests. The revised methods had significantly increased property taxes since they included values attributed to what the Division believed to be nontaxable, intangible assets. These appeals covered the tax years from 1987 to present.

     In December 1993, the Division received a favorable decision with respect to a property tax appeal filed with one county served by the Division. The county had the right to appeal the decision for a period of six months. This period expired without appeal during the second quarter of 1994. Also in December of 1993, the Division reached a favorable agreement in principle with a second county served by the Division where an appeal relating to property taxes had also been filed. During 1994, the Division finalized assessed property values with, and received a refund of approximately $700,000 from, this second county. In part, as a result of these developments, the Division continues to be entitled to receive tax refunds. On December 31, 1993, the Division reduced by approximately $2,200,000 general and administrative expense in order to account for these tax refunds. During the fourth quarter of 1994, Orange County, California, in which a significant percentage of the Division's cable systems are located, filed for bankruptcy. At December 30, 1994, December 29, 1995 and March 31, 1996, the net property tax refund receivable from Orange County was approximately $1,700,000, $2,300,000 and $1,840,000. The decrease of approximately $460,000 represents a portion of the property tax refund which was received from Orange County, during the first quarter of 1996. The original claim for property tax refunds was filed by the Division during 1995 for approximately $2,800,000. Based on correspondence received from Orange County officials, it is expected that 88% of such claim will eventually be refunded to the Division.

9.   COMMITMENTS AND CONTINGENCIES

     COMMITMENTS - The Division rents office space, equipment and space on utility poles under leases with terms of less than one year or under agreements which are generally terminable on short notice. Rental expense was $360,000 and $377,000 for years ended December 30, 1994 and December 29, 1995 and $95,000 and $118,000 for the three months ended March 31, 1995 and March 29, 1996, respectively. Rental commitments under lease obligations subsequent to December 29, 1995 and March 29, 1996 are not significantly different than those shown above.

     CONTINGENCIES - On May 1, 1996 a class action lawsuit was filed against the Division on behalf of subscribers to the Division's cable systems serving Anaheim, Villa Park and adjacent areas of unincorporated Orange County, California. This class action suit alleges that excessive late fee payments have been charged by the Division to such subscribers since April, 1992 and seeks refunds of late fee payments to subscribers, and related interest and legal costs. Based on discussions with legal counsel, management believes it has meritorious defenses to this action and intends to defend it vigorously. The Company is unable to estimate its potential liability, if any, related to this claim, or whether any additional members may be added to the class action.



     The Division is involved in other litigation matters which involve certain claims which arise in the normal course of business, none of which, in the opinion of management, is expected to have a material adverse effect on the Division's financial position or results of operations.

10.  REGULATORY MATTERS

     On October 5, 1992, Congress enacted the 1992 Cable Act. The 1992 Cable Act substantially re-regulates the cable television industry and imposes numerous requirements, including provisions regarding rates which may be regulated by the applicable local franchising authority or the FCC, exclusive programming arrangements, the carriage of broadcast signals, customer service standards and various other matter.

     In complying with the benchmark regulatory scheme, the Division was required to reduce present combined basic service rates effective September 1, 1993. In addition, pursuant to the 1992 Cable Act, revenue from secondary outlets and from remote control units was eliminated or reduced significantly. The Division has defrayed some of these resulting revenue declines by taking certain actions which, among others, includes instituting charges for converters, as permitted by the 1992 Cable Act.

     On February 22, 1994, the FCC adopted a series of additional measures that expand and substantially alter its cable rate regulations. The FCC's major actions include the following: (1) modification of its benchmark methodology in a way which will effectively require cable rates to be reduced, on average, an additional 7% (i.e., beyond the 10% reduction previously ordered in 1993) from their September 30, 1992 level or to the new benchmark, whichever is less; (2) the issuance of new standards and requirements to be used in making cost-of-service showings by cable operators who seek to justify rates above the levels determined by the benchmark approach; and (3) the clarification and/or reaffirmation of a number of "going forward" issues that had been the subject of various petitions for reconsideration.

     On November 10, 1994, the FCC adopted new "going forward" rules and further tightened its regulation of a la carte packages. These new rules allow operators to pass through the costs, plus a 20 cent per channel mark-up, for channels newly added to regulated tiers. Through 1996, however, operators will be subject to an aggregate $1.50 cap on the amount they may increase cable program service tier rates due to channel additions. The FCC also established a "new product tier" intended to provide operators unregulated pricing and packaging flexibility, particularly for newer services, so long as they preserve the fundamental nature of their preexisting regulated tiers.

     On February 1, 1996, the Congress passed S.652, "The Telecommunications Act of 1996" (the "Act"), which was signed into law by the President of the United States. The new law will alter federal, state and local laws and regulations regarding telecommunications provider and services, including the Division and the cable television industry. The Act substantially deregulates (except for basic service) cable service rates over a three year period. Implementing regulations of the Act are currently being written. The effect that the Act will have on the Division cannot be determined at this time.

     The rate reductions mandated by the FCC have had a detrimental impact on the revenues and profits of the Division's cable television operations. The rate reductions and limits on the pricing of a-la-carte tiers are principally responsible for the occurrence of defaults under the Revised ML California Credit Agreement during 1994 (see Note 6).

                                     ******

CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

PRO FORMA COMBINED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

The following unaudited pro forma combined balance sheet and statements of operations include the accounts of Century Communications Corp. and subsidiaries (the "Company") and the acquisition of ML California Cable Division, a division of ML Media Partners, L.P. Amounts included for the Company have been derived from the audited consolidated statement of operations for the year ended May 31, 1995 and the unaudited consolidated balance sheet and statement of operations as of February 29, 1996 and for the nine months then ended. Amounts included for ML California Cable Division have been derived from their audited combined financial statements adjusted for interim financial activity. See Note 2 of Notes to Pro Forma Combined Financial Statements for a discussion of the effect of this transaction. The pro forma combined balance sheet assumes ML California Cable Division was acquired on February 29, 1996. The pro forma combined statements of operations assume that the acquisition of ML California Cable Division was completed as of the beginning of each fiscal period presented. The pro forma combined statements also assume that the Company utilized $287.3 million from existing credit agreements to purchase the net assets of ML California Cable Division. In the opinion of management, all adjustments necessary to present fairly such pro forma combined statements were made.

The pro forma combined statements are not necessarily indicative of what the actual results of operations or financial position would have been had the transactions occurred as of the beginning of the period or date thereof, nor does it purport to indicate the results of the future operations of the Company.

Century Communications Corp. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
February 29, 1996 ( Amounts in Thousands)
- --------------------------------------------------------------------------------




                                                                                       Pro Forma Adjustments
                                                                                   -----------------------------
                                                                 ML California                                           Pro Forma
ASSETS                                             Century        Cable Division     Combined         Acquisition         Combined
CURRENT ASSETS:                                  Comm. Corp.   Pending Acquisition     Debit             Credit          Acquisition
                                            -----------------  -------------------  --------------    ------------       -----------
Cash and short term investments                     $157,376           $7,009                              $7,009 (a)      $157,376
Accounts receivable -net                              47,814              770                                                48,584
Prepaid expenses and other current assets              7,328            4,952                               5,855 (b)         6,425
                                          ------------------    -------------        ---------          ----------        ----------
   TOTAL CURRENT ASSETS                              212,518           12,731                              12,864           212,385

PROPERTY, PLANT & EQUIPMENT - NET                    540,469           47,479         $56,366 (c)                          $644,314
INVESTMENTS IN MARKETABLE EQUITY
  SECURITIES                                          51,677                                                                 51,677
EQUITY INVESTMENTS IN CABLE TELEVISION
   AND CELLULAR TELEPHONE SYSTEMS                    122,772                                                                122,772
DEBT ISSUANCE COSTS - NET                             29,675                                                                 29,675
CABLE TELEVISION FRANCHISES - NET                    355,837           10,988         174,196 (d)                           541,021
CELLULAR TELEPHONE LICENSE - NET                     366,928                                                                366,928
GOODWILL - NET                                       265,439           29,960                              29,960 (e)       265,439
OTHER ASSETS - NET                                    25,107            2,178                               2,178 (f)        25,107
                                          ------------------    -------------     -----------        -------------      -----------
   TOTAL                                          $1,970,422         $103,336        $230,562             $45,002        $2,259,318
                                          ==================    =============     ===========        =============      ===========

LIABILITIES AND
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

  Current maturities of long term debt                $5,729          $98,680         $98,680 (g)                            $5,729
  Accounts payable                                    48,738              174                                                48,912
  Accrued  interest payable                           37,795              147             147 (g)                            37,795
  Other accrued expenses                              45,813            4,629                                                46,743
  Customer deposits and prepayments                   13,149              492                                                13,641
                                          ------------------    -------------     -----------    ----------------        ----------
   TOTAL CURRENT LIABILITIES                         151,224          104,122          98,827                               152,820

LONG TERM DEBT                                     1,781,790                                             $287,300 (h)     2,069,090
DEFERRED INCOME TAXES                                 99,681                                                                 99,681
MINORITY INTEREST IN SUBSIDIARIES                    173,782                                                                173,782


SUBSIDIARY CONVERTIBLE REDEEMABLE
  PREFERRED STOCK                                    179,440                                                                179,440

COMMON STOCKHOLDERS' (DEFICIENCY) EQUITY            (415,495)            (786)                                786 (i)      (415,495)
                                          ------------------    -------------      ----------     ---------------        -----------
   TOTAL                                          $1,970,422         $103,336         $98,827            $288,086        $2,259,318
                                          ==================    =============      ==========    ================        ===========

See notes to pro forma combined financial statements.

Century Communications Corp. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended February 29, 1996 ( Amounts in Thousands, Except Share Data )
- --------------------------------------------------------------------------------

                                                                               Pro Forma Adjustments
                                                            ML California    ------------------------      Pro Forma
                                          Century          Cable Division      Combined Acquisition        Combined
                                        Comm. Corp.      Pending Acquisition    Debit       Credit         Acquisition
                                        ----------      --------------------  ---------   ---------       ------------
REVENUES
  Cable service income                     $272,635             $42,662                                     $315,297
  Cellular service income                    82,573                                                           82,573
  Australian operations                       4,512                                                            4,512
                                         ----------            --------                                   ----------
                                            359,720              42,662                                      402,382
                                         ----------            --------                                   ----------
COSTS AND EXPENSES
  Cost of services - Cable                   60,452              12,855                                       73,307
  Cost of services - Cellular                19,772                                                           19,772
  Selling general & administrative           89,329              10,942                      $ 2,938 (a)      97,333
  Depreciation and amortization             143,715              13,486      $21,677 (b)      13,486 (b)     165,392
  Australian operations                      21,621                                                           21,621
                                         ----------           ---------     -----------      --------     ----------
                                            334,889              37,283       21,677          16,424         377,425
                                         ----------           ---------     -----------      --------     ----------
Operating income                             24,831               5,379                                       24,957

Gain on sale of assets                        4,218                                                            4,218
Interest                                    134,026               6,980       14,652 (c)       6,980 (c)     148,678
Other expense                                 6,430                                                            6,430
                                         ----------           ---------     -----------      --------     ----------
 Loss before income tax benefit and
    minority interest                      (111,407)             (1,601)                                    (125,933)

Income tax benefit                           22,082                                               -- (d)      22,082
                                         ----------           ---------     -----------      --------     ----------
Loss before minority interest               (89,325)             (1,601)                                    (103,851)

Minority interest in loss of subsidiaries    22,637                                                           22,637
                                          ---------           --------                                    ----------
     NET LOSS                              ($66,688)            ($1,601)                                    ($81,214)
                                          =========           =========                                   ==========

Dividend Requirement on subsidiary
      convertibleredeemable preferred        $3,171                                                           $3,171
       stock                             ==========                                                       ==========
Loss applicable to common shares           ($69,859)                                                        ($84,385)
                                         ==========                                                       ==========
Loss per common share                        ($0.95)                                                          ($1.15)
                                         ==========                                                       ==========
Weighted average number of common shares
and common share equivalents outstanding
during the period                        73,689,000                                                       73,689,000
                                         ==========                                                       ==========


See notes to pro forma combined financial statements.

Century Communications Corp. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
Year Ended May 31, 1995 ( Amounts in Thousands, Except Share Data)
- --------------------------------------------------------------------------------

                                                                                   Pro Forma Adjustments
                                                             ML California      ---------------------------         Pro Forma
                                                Century     Cable Division      Combined Acquisition                Combined
                                              Comm  Corp.  Pending Acquision           Debit           Credit      Acquisition
                                              -----------  -----------------     -------------------  --------     ------------
REVENUES
  Cable service income                          $331,268        $55,539                                               $386,807
  Cellular service income                         85,419                                                                85,419
                                              ----------     ----------                                             ----------
                                                 416,687         55,539                                                472,226
                                              ----------     ----------                                             ----------
COSTS AND EXPENSES
  Cost of services - Cable                        81,521         16,580                                                 98,101
  Cost of services - Cellular                     22,152                                                                22,152
  Selling general & administrative               110,381         14,754                             $3,614 (a)         121,521
  Depreciation and amortization                  171,931         18,104      $28,903 (b)            18,104 (b)         200,834
  Regulatory restructuring charge                  4,000                                                                 4,000
                                              ----------     ----------   ----------                -------         ----------
                                                 389,985         49,438       28,903                21,718             446,608
                                              ----------     ----------   ----------                -------         ----------
Operating income                                  26,702          6,101                                                 25,618

Interest                                         139,001          7,851       19,536 (c)             7,851 (c)         158,537
Other expense                                      2,400                                                                 2,400
                                              ----------     ----------   ----------                -------         ----------
 Loss before income tax benefit
   and minority interest                        (114,699)        (1,750)                                              (135,319)
 Income tax benefit                                8,061                                                -- (d)           8,061
                                              ----------     ----------   ----------                -------         ----------
Loss before minority interest                   (106,638)        (1,750)                                              (127,258)

Minority interest in loss
  of subsidiaries                                 24,013                                                                24,013
                                             -----------     ----------                                            ------------
     NET LOSS                                   ($82,625)       ($1,750)                                             ($103,245)
                                            ============     ==========                                            ============


Dividend Requirement on
  subsidiary convertible
  redeemable preferred stock                      $4,419                                                                $4,419
                                              ==========                                                            ==========
Loss applicable to
  common shares                                 ($87,044)                                                            ($107,664)
                                              ==========                                                            ==========
Loss per common share                             ($1.01)                                                               ($1.25)
                                              ==========                                                            ==========

Weighted average number of
  common shares and common
  share equivalents
  outstanding during the
  period                                      86,277,000                                                            86,277,000
                                              ==========                                                            ==========


See notes to pro forma combined financial statements.

CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (AMOUNTS IN THOUSANDS)

- --------------------------------------------------------------------------------

1.  BASIS OF PRESENTATION

   The pro forma combined financial statements include the financial position and results of operations of Century Communications Corp. and subsidiaries (the "Company") and the acquisition of ML California Cable Division (the "Acquisition"), a division of ML Media Partners, L.P., as if such acquisition had been consummated as of the beginning of each fiscal period presented for the pro forma statements of operations and as of February 28, 1996 for the combined pro forma balance sheet.

   The purchase price of the Acquisition was $287,300, subject to further adjustments as specified in the Asset Purchase Agreement.

2.  PRO FORMA ADJUSTMENTS

    COMBINED BALANCE SHEET

    (a) Reverse cash and short term investments of the Acquisition which will not be acquired by the Company.

    (b) Reverse receivable from an affiliate of the Acquisition and certain other assets which will not be acquired by the Company.

    (c) Record purchase price allocated to property, plant and equipment.

    (d) Record purchase price allocated to cable television franchises.

    (e) Reverse historical goodwill of the Acquisition based on purchase price allocation.

    (f) Reverse the intangible assets capitalized by the Acquisition which represent no future value to the Company and reverse the escrow payment made by the Company in relation to the Acquisition.

    (g) Reverse accrued interest and debt of the Acquisition which will not be assumed by the Company.

    (h) Record $287,300 of debt which was used by the Company to fund the acquisition.

    (i) Reverse equity of the Acquisition.

   COMBINED STATEMENT OF OPERATIONS

    (a) Reverse management fees and expense recorded by the Acquisition as such management agreements were terminated after the acquisition.

    (b) Reverse depreciation and amortization costs related to capitalized assets of the Acquisition and record depreciation of fixed assets and amortization of cable television franchises and in accordance with the Company's accounting policies.

    (c) Reverse interest expense incurred by the Acquisition on debt not assumed by the Company and record incremental interest expense as if the $287,300 of debt was outstanding for each fiscal period presented at an interest rate of 6.8%.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CENTURY COMMUNICATIONS CORP.

                                     By: /s/ Scott N. Schneider
                                         -----------------------------------
                                     Name:  Scott N. Schneider
                                     Title: Senior Vice President, Treasurer
                                            and Chief Accounting Officer

Date: August 13, 1996

                                  EXHIBIT INDEX

Exhibit                                                                            Page
No.            Description                                                          No.
- -------        -----------                                                          ---
23             Consent of Deloitte & Touche LLP                                     24
